Exhibit 3.2

BY-LAWS

OF

FEDERAL-MOGUL HOLDINGS CORPORATION

As adopted on April 14, 2014

Incorporated under the General Corporation Law of the State of Delaware

ARTICLE I

Offices

Section 1. Registered Office. The registered office shall be shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Stockholders

Section 1. Annual Meetings. Annual meetings of stockholders shall be held on a date and at a time designated by the board of directors. If any annual meeting shall not be held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as is convenient. Stockholders shall elect the board of directors at each such annual meeting and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the chairman of the board of directors or by the president and shall be called by the chairman, the president or the secretary at the request in writing of (i) a majority of the board of directors, or (ii) the holders of at least ten percent (10%) of the outstanding shares of common stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of special meeting.

Section 3. Place of Meetings. All meetings of stockholders for any purpose shall be held at such place, either within or without the State of Delaware, as determined from time to time by the board of directors unless, in the board of directors’ sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, it determines that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. In the absence of any designation, meetings of stockholders shall be held at the principal executive office of the corporation.

Section 4. Meeting Notices. Written notice of meetings of stockholders, whether annual or special, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise required by law. Written notice of a special meeting shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be deemed waived by any stockholder not receiving such notice who nevertheless attends such meeting in person or by proxy, except a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting which is adjourned. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Without limiting the foregoing, any notice to stockholders given by the corporation pursuant to this section shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation and shall also be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these by-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5. Notice of Stockholder Business and Nominations. At an annual meeting of the stockholders, only such business shall be conducted, or nomination of persons for election to the board of directors of the corporation shall be made, as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business or nominations must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the day on which public announcement of the date of such meeting is first made; and provided, further, that in the event that no annual meeting was held in the previous year, notice by the stockholder to be timely must be so delivered in accordance with the requirements of this section and not later than the 20th day following the day on which public announcement of the date of such meeting was first made. In no event shall the public announcement of an adjournment of an annual meeting, or such adjournment, commence a new time period for the giving of a stockholder notice as described above.

Such stockholder’s notice shall set forth (a) as to any business other than the election of directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the class of directors to which the person is nominated; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made (i) the name and address of such stockholder, as they appear on the corporation’s stock transfer books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) any material interest of such stockholder and such beneficial owner in such business or nomination; and (iv) a representations that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting or to nominate such person(s).

Except as otherwise provided by law, the certificate of incorporation or these by-laws, only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting and only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors in accordance with the procedures set forth in these by-laws. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether any business or nomination proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these by-laws and, if any proposed business or nomination is not in compliance with these by-laws, to declare that such defective proposal or nomination shall be disregarded.

Section 6. List of Stockholders Entitled to Vote. The secretary shall prepare and make or cause to be prepared and made through a transfer agent appointed by the board of directors, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7. Quorum. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the stock issued and outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of stockholders, a majority of the voting power of the shares of capital stock represented in person or by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented.

Section 8. Voting of Shares. Unless otherwise specifically provided by law or the certificate of incorporation, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting. Unless otherwise specifically provided by law or the certificate of incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy (i) executed in writing by the stockholder or such stockholder’s duly authorized attorney-in-fact or (ii) transmitted by the stockholder or such stockholder’s duly authorized attorney-in-fact by facsimile or other means of electronic transmission to the proxyholder or to a proxy solicitation firm, proxy support service or like agent duly authorized by the proxyholder to receive such transmission; provided, that any such facsimile or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder. Such proxy must be filed with the secretary of the corporation at or before the time of the meeting. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period, but no proxy shall confer authority to vote with respect to more than one meeting (and any adjournment thereof). A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 10. Participation and Voting By Means of Remote Communication. If authorized by the board of directors in accordance with these by-laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (x) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (y) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 11. Action by Stockholders by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

An electronic transmission consenting to an action to be taken and transmitted by or on behalf of a stockholder or proxyholder shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by or on behalf of the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder transmitted electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 12. Inspectors of Elections; Opening and Closing the Polls. The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares of stock outstanding and the voting power of each, (ii) determine the number of shares of stock entitled to vote present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

Section 13. Fixing Date of Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the board of directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the board of directors and which (i) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action, shall be not more than sixty (60) days before such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 14. Conduct of Meetings. The chairman of the board of directors or, in his absence, the president or other officer designated by the chairman of the board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III

Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors. In addition to the powers and duties expressly conferred upon them by these by-laws, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required by statute, by the certificate of incorporation or by these by-laws to be exercised or done by the stockholders.

Section 2. Number, Tenure and Qualifications. The number of directors which shall constitute the whole board of directors shall be a number not less than three (3), shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors, and shall initially be eight (8). The directors shall be elected at the annual meeting of stockholders in accordance with Article II, Section 1 of these by-laws, except as provided in Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be stockholders.

Section 3. Vacancies. Except as otherwise provided by law, any vacancy on the board of directors (whether because of death, resignation, removal of a director, an increase in the number of directors or any other cause) may be filled by a majority of the directors then in office, whether or not constituting a quorum. Any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors shall be held in the manner provided by statute or the certificate of incorporation within 45 days after the creation of such vacancy. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for directors of the same class as the director who had occupied such vacant position, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the board of directors or chairman of the board or the secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal. All or any number of the directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

Section 6. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 8. Special Meetings. Special meetings of the board of directors may be called by either the chairman of the board of directors or the president on twenty-four (24) hours’ notice to each director, either personally or by mail, facsimile or other means of electronic transmission at the address of such director on the books and records of the corporation; special meetings shall be called by the president or the secretary in a like manner and on like notice upon the written request of two directors; provided, however, that a meeting may be called on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

Section 9. Quorum. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Organization. At each meeting of the board of directors, the chairman of the board of directors, or in such officer’s absence, the president, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall act as the chairman of the meeting. The secretary of the corporation, or in such officer’s absence, the assistant secretary, if any, or, in the absence of both the secretary and assistant secretary, any person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting.

Section 11. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such consent shall be treated for all purposes as a vote of the board of directors or committee, as the case may be, at a meeting

Section 12. Participation by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 13. Committees. The board of directors may, by the affirmative votes of a majority of the directors then in office, designate committees, consisting of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by statute to be submitted to stockholders for approval or adopting, amending or repealing the by-laws of the corporation. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these by-laws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. Members of special or standing committees may be allowed like compensation for serving on committees and/or for attending committee meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1. Number. The executive officers of the corporation shall be chosen by the board of directors and shall include a chief executive officer, a president and a secretary. The corporation may also have at the discretion of the board of directors such other executive officers as are desired, including a chief operating officer, a chief financial officer, a treasurer, and one or more vice-presidents, assistant secretaries and assistant treasurers, and such other officers as may be appointed in accordance with the provisions of section 3 hereof. In the event there are two or more vice presidents, then one or more may be designated as an executive vice president, senior vice president or other similar or dissimilar title. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The officers need not be stockholders of the corporation.

Section 2. Election and Term of Office. The board of directors at its first meeting shall elect the executive officers of the corporation. The executive officers of the corporation shall hold office until their successors are chosen and qualify or until such officers’ earlier resignation or removal.

Section 3. Subordinate Officers. The board of directors may appoint from time to time, or grant to the executive officers the power to appoint, such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or the president.

Section 4. Removal. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors or by any committee or superior officer upon whom such power of removal may be conferred by the board of directors.

Section 5. Vacancies. Any vacancy occurring in any executive office of the corporation shall be filled by the board of directors. Any vacancy occurring in any subordinate office may be filled by the board of directors or by any executive officer upon whom such power may be conferred by the board of directors.

Section 6. Chairman of the Board of Directors. The chairman of the board of directors, who may be an executive or non-executive chairman of the board, shall preside at all meetings of the board of directors. Except where by law the signature of the president is required, the chairman of the board of directors shall possess the same power as the president to sign all documents of the corporation which the president may be authorized to sign by these by-laws or by the board of directors. The chairman of the board of directors shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors all matters within his or her knowledge which the interests of the corporation may require to be brought to their notice. During the absence or disability of the president, the chairman of the board of directors shall exercise all the powers and discharge all the duties of the president unless the board of directors shall designate another executive officer to exercise such powers and discharge such duties. The chairman of the board of directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these by-laws or by the board of directors.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board of directors, the president shall be the chief executive officer of the corporation and shall have general and active management of the business, its affairs, administration and operations, subject to the control of the board of directors. The president shall vote all shares of stock or equity interests of any other corporation or entity standing in the name of this corporation except where the voting thereof shall be expressly delegated by the board of directors or the president to some other officer or agent of the corporation. The president shall also perform all duties incident to the office of the president and such other duties as may be prescribed by these by-laws or by the board of directors from time to time.

Section 8. Chief Financial Officer. The chief financial officer shall be the principal financial officer of the corporation. Subject to the direction and control of the president, the chief financial officer shall have general charge and supervision of the financial affairs of the corporation and shall render such accounts and reports as may be required by the board of directors or any committee of the board of directors. The financial records, books and accounts of the corporation shall be maintained subject to the chief financial officer’s direct or indirect supervision.

Section 9. Vice-Presidents. Each vice-president shall perform such duties and have such powers as the board of directors or president may from time to time prescribe. At the request of the board of directors, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 10. The Secretary. The secretary shall record the proceedings of all meetings of the board of directors, the committees of the board of directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records and the seal of the corporation and, if necessary or appropriate, shall affix and attest the seal to all documents to be executed on behalf of the corporation under its seal; shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of secretary and such other duties as from time to time may be determined by the board of directors, the chairman of the board of directors or the president.

Section 11. The Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; and in general perform all the duties incident to the office of treasurer and such other duties as may be prescribed by these by-laws and from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety as the board of directors shall determine.

Section 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors, and in the event of the absence, inability or refusal to act of the secretary or treasurer, the assistant secretaries or assistant treasurers (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the secretary or treasurer, respectively. An assistant treasurer shall, if required by the board of directors, give bond for the faithful discharge of his or her duties in such sum and with such surety as the board of directors shall determine.

Section 13. Salaries. The salaries of the executive officers shall be fixed from time to time by the board of directors, or by one or more committees of the board of directors to the extent so authorized from time to time by the board of directors, and no executive officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation. The salaries of all other officers shall be fixed from time to time by the board of directors or one or more committees of the board of directors, or by the president or such other executive officer to the extent so authorized from time to time by the board of directors.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Right to Indemnification – Third Party Claims. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation or a subsidiary of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such act, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Right to Indemnification – Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation or a subsidiary of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3. Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145 of the General Corporation Law of the State of Delaware. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 4. Right to Indemnification. Notwithstanding the foregoing provisions of this article, the right of indemnification provided hereunder shall not apply with respect to an action, suit or proceeding (or part thereof) initiated by a director, officer or other indemnified person unless the initiation of such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation; provided, however, that this Section 4 shall not limit the right of an indemnified person to recover the expenses of suit with respect to a suit by such indemnified person against the Corporation to recover the unpaid amount of a claim for indemnification under Section 1 or Section 2 of this article, or the unpaid portion of a claim for advancement of expenses under Section 3 of this article, or the defense of a suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the extent that the indemnified person is successful in prosecuting or defending such suit.

Section 5. Miscellaneous.

(a) Non-Exclusivity of Rights. The rights conferred on any person by this article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or persons serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, employee or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise as it shall deem appropriate.

(b) Insurance, Contracts and Funding. The corporation shall maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the General Corporation Law of the State of Delaware. The corporation may enter into contracts with any director or officer of the corporation or person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, employee or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise in furtherance of the provisions of this article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this article.

(c) Contractual Nature. The provisions of this article shall be applicable to all actions, suits or proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, employee or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of the heirs, executors and administrators of such person. This article shall be deemed to be a contract between the corporation and each person who, at any time that this article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this article or any repeal or modification of the General Corporation Law of the State of Delaware or any other applicable law shall not limit any such person’s entitlement to the advancement of expenses or indemnification under this article for actions, suits and proceedings then existing or later threatened or arising ,in whole or in part, out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for actions, suits or proceedings commenced or threatened after such repeal or modification to enforce this article with regard to actions, suits or proceedings arising ,in whole or in part, out of acts, omissions or events occurring prior to such repeal or modification.

(d) Severability. If this article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

(e) Certain Terms. For purposes of this article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this article.

ARTICLE VI

Certificates Of Stock and Their Transfer

Section 1. Certificated and Uncertificated Shares of Stock. Stock of the corporation may be in certificated or uncertificated form. Stock of the corporation represented by certificates shall be in such form as the board of directors shall prescribe, shall be numbered and shall be entered in the books of the corporation as the certificates are issued. The certificates shall exhibit the holder’s name and number of shares and shall be signed in the name of the corporation by (i) the chairman of the board of directors, the president or a vice-president and (ii) by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number and class of shares represented by the certificate owned by him or her in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. The board of directors or president may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors or president may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as they shall require or to give the corporation a bond in such sum as they may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers of Stock. Uncertificated shares of the stock of the corporation shall be transferred on the books of the corporation only by the person then registered in the stock records of the corporation as the owner of such shares or by such person’s representative as determined in accordance with generally accepted securities industry practices. Certificated shares of the stock of the corporation shall be transferred on the books of the corporation only by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Section 4. Transfer and Registry Agents. The board of directors may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each and, in the case of certificated shares of stock, the certificate numbers and the date of issue of any certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares that the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, Directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

ARTICLE VII

Powers of Directors and Officers to Contract with the Corporation

Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof and the board of directors or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto

ARTICLE VIII

General Provisions

Section 1. Execution of Documents. The president, or any other officer, employee or agent of the corporation designated by the board of directors or designated in accordance with corporate policy approved by the board of directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the corporation, and such power may be delegated (including the power to redelegate) by the president or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the corporation.

Section 2. Dividends. Subject to the provisions of the certificate of incorporation, dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve.

Section 3. Fiscal Year. The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the board of directors.

Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the certificate of incorporation, or by these by-laws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor

Section 6. Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

ARTICLE IX

Amendments

Section 1. Amendments by the Board of Directors. Subject to (i) the provisions of the certificate of incorporation as in effect from time to time and (ii) the rights of stockholders pursuant to Section 2 of this Article IX to adopt, alter, amend, and repeal by-laws made by the board of directors, the board of directors may make, adopt, alter, amend, and repeal from time to time these by-laws and make from time to time new by-laws of the corporation.

Section 2. Amendments by the Stockholders. Subject to the provisions of the certificate of incorporation as in effect from time to time, the stockholders of the corporation may, solely upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon (i) adopt, alter, amend, or repeal by-laws made by the board of directors or (ii) make new by-laws.